Exhibit 1.01

Allison Transmission Holdings, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2025

This Conflict Minerals Report for the year ended December 31, 2025 is presented to comply with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended. Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products that contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as tantalum, tin, tungsten and gold. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict in the Democratic Republic of Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”). This Conflict Minerals Report has not been subject to an independent private sector audit.

1.	Company Overview and Product Description

Allison Transmission Holdings, Inc. and its subsidiaries (“Allison”, “we”, “us” or “our”) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and medium- and heavy-tactical U.S. defense vehicle. Subsequent to our acquisition of the Off-Highway Drive & Motion Systems business of Dana Incorporated (the “Acquired Off-Highway Business”) that was completed on January 1, 2026, Allison is also a leading provider of drivetrain and propulsion solutions for off-highway applications. Allison products are used in a wide variety of applications, including on-highway vehicles (distribution, refuse, construction, fire and emergency), buses (primarily school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining, construction and agriculture) and defense vehicles (tactical wheeled and tracked). We generate our net sales primarily from the sale of vehicle propulsion solutions, service and component parts, support equipment, defense kits, engineering services, royalties and extended transmission coverage to a wide array of original equipment manufacturers, distributors and the U.S. government.

We conducted an analysis of our products and found that conflict minerals are necessary to the production or functionality of our commercial, defense, electric hybrid and fully electric propulsion solutions. Because the Acquired Off-Highway Business was acquired after the end of calendar year 2025, the products and suppliers of the Acquired Off-Highway Business were not included in our reasonable country of origin inquiry and due diligence process described below.

A complete description of our products can be found in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026.

2.	Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the Covered Countries. As a company engaged in the design and manufacture of commercial and defense fully automatic transmissions and electric hybrid and fully electric propulsion systems, we are several levels removed from the actual mining of conflict minerals. We do not make purchases of raw ore or unrefined conflict minerals, and we conduct no purchasing activities in the Covered Countries. In order to determine whether conflict minerals used in the manufacture of our products originated in the Covered Countries, we relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from their suppliers.

Scope of RCOI. Our RCOI included conducting an inquiry of our global supply chain of direct ferrous, metallic, and electrical component suppliers, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners responsible for processing the conflict minerals.

To assist in the collection of data and in engaging our suppliers, we enlisted a third party data collection and analysis vendor to conduct outreach, training and verification of supplier responses. As part of our global supply-chain survey, we received representations from our suppliers regarding the source of conflict minerals and compared the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as conflict free by programs such as RMI’s Responsible Minerals Assurance Process for conflict minerals. In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up through mail, email and telephone calls. We created and maintained a database of this information.

RCOI Results. We identified approximately 79 of our direct ferrous, metallic, and electrical component suppliers as part of our RCOI. We received responses from approximately 78% of the suppliers solicited and reviewed the responses against criteria developed to determine which responses required additional engagement, including incomplete responses and inconsistencies within the data reported. We worked with these suppliers to obtain a revised response or additional clarity regarding their submission.

3.	Due Diligence

We conducted due diligence on the source and chain of custody of the conflict minerals that are included in our products and for which, based on our RCOI, we have not been able to determine whether the conflict minerals may have originated in the Covered Countries and may not have come from recycled or scrap sources.

Design of Due Diligence. Allison’s due diligence procedures were designed to conform with the Organisation of Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, which is an internationally recognized due diligence framework. Our due diligence process included:

Establishing Company Management Systems. We adopted a conflict minerals policy that governs the supply-chain of conflict minerals from the Covered Countries. In addition, we organized an internal management team to support our supply chain due diligence efforts. This cross-functional team, led by our Chief Compliance Officer and a team of subject matter experts from relevant functional areas, oversees our conflict minerals due diligence process. Senior management and the Audit Committee of our Board of Directors received information regarding the Conflict Minerals legislation and our compliance efforts.

Identifying and Assessing Risk in the Supply Chain. Through our RCOI process, we solicited all ferrous, metallic, and electrical component direct suppliers with a CMRT to obtain information about the source of any conflict minerals. Our efforts largely focused on confirming the accuracy and quality of the representations our direct suppliers made regarding the source and chain of custody of their conflict minerals and comparing the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as “conflict free”.

Designing and Implementing a Strategy to Respond to Risks. Our conflict minerals team is responsible for identifying and responding to risks in our supply chain. In addition, we monitor and track information received from suppliers, including a list of smelters and refiners identified through CMRT responses. We also screen the smelters or refiners listed by our suppliers in completed CMRTs to alert us if any of these companies are subject to sanctions and if materials or components provided to us may have originated in any country that may be subject to sanctions or other various government watchlists.

Supporting Independent Third-Party Audits of Supply Chain. We do not have a direct relationship with any conflict minerals smelters and refiners; therefore, we rely on the RMI’s Responsible Minerals Assurance Process to manage and report results of the independent third-party audits and the related certifications of the smelters and refiners.

Reporting on Supply Chain Due Diligence. This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.allisontransmission.com.

4.	Due Diligence Results.

Because we have not received sufficient and complete responses from all suppliers and many of the supplier responses provided data at a company level rather than at a product level, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of conflict minerals in our products. Based on the CMRT responses from our direct suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex A to this conflict minerals report may have been used to process the conflict minerals contained in our products.

We are dependent on direct suppliers to identify the smelters and refiners in our supply chain. While we requested suppliers to provide information specific to the parts and components provided to us, most responses submitted are at a company-level and not specific to our supply chain. In addition, many suppliers are disclosing that they have not yet completed their own due diligence and are unable to disclose a complete list of smelters and refiners. The information in Annex A below represents the data we have gathered from our in-scope suppliers as of May 29, 2026. Due to the challenges noted above, the list is likely to be both incomplete and overinclusive of facilities in our supply chain.

As part of our review, we noted that certain of our suppliers reported the presence of certain entities that have been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. However, as noted above, because the list of smelters/refiners on Annex A likely includes facilities that have not actually processed the conflict minerals contained in our products due to the overinclusive nature of the CMRT information collection process, we are unable to confirm whether these entities are or were active in our supply chain. We expect all of our suppliers to comply with sanctions law.

5.	Future Due Diligence Measures.

As we further develop our due diligence program in calendar year 2026, we intend to continue implementing the following steps to improve the information gathered from our due diligence efforts and to further mitigate the risk that our necessary conflict minerals do not benefit armed groups:

•	include language in new or renewed supplier contracts that requires the supplier to support our conflict minerals program;

•	engage with suppliers to increase the response rate, completeness and accuracy of supply-chain surveys; and

•	monitor relevant trade associations and the OECD to evaluate best practices in determining whether products contain conflict minerals.

ANNEX A

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	L’Orfebre S.A.	ANDORRA

Gold	Gold Corporation—The Perth Mint	AUSTRALIA

Gold	ABC Refinery Pty Ltd.	AUSTRALIA

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	Industrial Refining Company	BELGIUM

Gold	Value Trading	BELGIUM

Gold	Coimpa Industrial LTDA	BRAZIL

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Marsam Metals	BRAZIL

Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL

Gold	PT Masbro Alam Stania	BRAZIL

Gold	Royal Canadian Mint	CANADA

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	CCR Refinery—Glencore Canada Corporation	CANADA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA

Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Shandong Humon Smelting Co., Ltd.	CHINA

Gold	Shandong Gold Smelting Co., Ltd.	CHINA

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Dongwu Gold Group	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Elite Industech Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Yunnan Copper Southwest Copper Branch	CHINA

Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA

Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA

Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA

Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA

Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA

Gold	Sino-Platinum Metals Co., Ltd.	CHINA

Gold	Hung Cheong Metal Manufacturing Limited	CHINA

Gold	Jinlong Copper Co., Ltd.	CHINA

Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA

Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA

Gold	Wuzhong Group	CHINA

Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA

Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA

Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA

Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA

Gold	Zhuzhou Smelting Group Co., Ltd	CHINA

Gold	Hang Seng Technology	CHINA

Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA

Gold	Gold by Gold Colombia	COLOMBIA

Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA

Gold	SAFINA A.S.	CZECHIA

Gold	SAAMP	FRANCE

Gold	WEEEREFINING	FRANCE

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Aurubis AG	GERMANY

Gold	Agosi AG	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Heraeus Germany GmbH Co. KG	GERMANY

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	Heimerle + Meule GmbH	GERMANY

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Gold Coast Refinery	GHANA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Gold	Augmont Enterprises Private Limited	INDIA

Gold	MD Overseas	INDIA

Gold	Bangalore Refinery	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	Kundan Care Products Ltd.	INDIA

Gold	Sai Refinery	INDIA

Gold	Attero Recycling Pvt Ltd	INDIA

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Sovereign Metals	INDIA

Gold	JALAN & Company	INDIA

Gold	CGR Metalloys Pvt Ltd.	INDIA

Gold	Shirpur Gold Refinery Ltd.	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA

Gold	KP Sanghvi International Pvt Ltd	INDIA

Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA

Gold	KP Sanghvi International Airport	INDIA

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	T.C.A S.p.A	ITALY

Gold	Chimet S.p.A.	ITALY

Gold	Italpreziosi	ITALY

Gold	Safimet S.p.A	ITALY

Gold	8853 S.p.A.	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN

Gold	Dowa	JAPAN

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	Yamakin Co., Ltd.	JAPAN

Gold	Chugai Mining	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	JX Advanced Metals Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	ASAHI METALFINE, Inc.	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	LS MnM Inc.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Sellem Industries Ltd.	MAURITANIA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Caridad	MEXICO

Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Morris and Watson	NEW ZEALAND

Gold	K.A. Rasmussen	NORWAY

Gold	Inca One (Koricancha Plant)	PERU

Gold	Inca One (Chala One Plant)	PERU

Gold	Minera Titán del Perú SRL (MTP)—Belen Plant	PERU

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Albino Mountinho Lda.	PORTUGAL

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	Gasabo Gold Refinery Ltd	RWANDA

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Impala Platinum—Platinum Metals Refinery (PMR)	SOUTH AFRICA

Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA

Gold	Impala Platinum—Rustenburg Smelter	SOUTH AFRICA

Gold	Impala Rustenburg	SOUTH AFRICA

Gold	Impala Refineries – Platinum Metals Refinery (PMR)	SOUTH AFRICA

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Sudan Gold Refinery	SUDAN

Gold	Boliden Ronnskar	SWEDEN

Gold	PX Precinox S.A.	SWITZERLAND

Gold	MKS PAMP SA	SWITZERLAND

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Valcambi S.A.	SWITZERLAND

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Metalor Switzerland	SWITZERLAND

Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Istanbul Gold Refinery	TURKEY

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	African Gold Refinery	UGANDA

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Mineral	Smelter or Refiner Name	Country Location of Smelter
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Sam Precious Metals	UNITED ARAB EMIRATES

Gold	Al Ghaith Gold	UNITED ARAB EMIRATES

Gold	ARY Aurum Plus	UNITED ARAB EMIRATES

Gold	Materion	UNITED STATES OF AMERICA

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Alexy Metals	UNITED STATES OF AMERICA

Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Nyrstar Metals	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	AMG Brasil	BRAZIL

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	RFH	CHINA

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Tantalum	RFH Yancheng Jinye New Material Technology	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA

Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA

Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Tantalum	RFH Recycling Metals Co., Ltd.	CHINA

Tantalum	Baoji Towin Rare Metals Co., Ltd.	CHINA

Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA

Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CHINA

Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA

Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA

Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	5D Production OU	ESTONIA

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	ULVAC Inc.	JAPAN

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tantalum	KEMET de Mexico	MEXICO

Tantalum	Meta Materials	NORTH MACEDONIA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	PowerX Ltd.	RWANDA

Tantalum	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tantalum	TANIOBIS Co., Ltd.	THAILAND

Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Materion	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA

Tin	Aurubis Beerse	BELGIUM

Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Tin	Soft Metais Ltda.	BRAZIL

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Estanho de Rondonia S.A.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	TRATHO Metal Quimica	BRAZIL

Tin	White Solder Metalurgica	BRAZIL

Tin	Mineracao Taboca SA	BRAZIL

Tin	Toboca/ Paranapenema	BRAZIL

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA

Tin	Dongguan Best Alloys Co., Ltd.	CHINA

Tin	Dragon Silver Holdings Limited	CHINA

Tin	Guang Xi Liu Xhou	CHINA

Tin	Yunnan Tin Company, Ltd.	CHINA

Tin	Chengfeng Metals Co Pte Ltd	CHINA

Tin	Dragon Silver Holdings Limited	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Yunnan Industrial Co., Ltd.	CHINA

Tin	TIN PLATING GEJIU	CHINA

Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA

Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA

Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA

Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA

Tin	XURI	CHINA

Tin	Yifeng Tin	CHINA

Tin	Yuecheng Tin Co., Ltd.	CHINA

Tin	Yunnan Chengo Electric Smelting Plant	CHINA

Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA

Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA

Tin	Dingnan Jiawang Environmental Tin technology Co.	CHINA

Tin	Chofu Works	CHINA

Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA

Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA

Tin	Gejiu Yunxi Group Corp.	CHINA

Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA

Tin	Guangxi Nonferrous Metals Group	CHINA

Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA

Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA

Tin	Shangrao Xuri Smelting Factory	CHINA

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA

Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA

Tin	Sigma Tin Alloy Co., Ltd.	CHINA

Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA

Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tin	LIAN JING	CHINA

Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA

Tin	Ming Li Jia smelt Metal Factory	CHINA

Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tin	CV Ayi Jaya	CONGO, DEMOCRATIC REPUBLIC OF THE

Tin	Feinhutte Halsbrucke GmbH	GERMANY

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA

Tin	Precious Minerals and Smelting Limited	INDIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA

Tin	PT Mitra Sukses Globalindo	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	CV Ayi Jaya	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Masbro Alam Stania	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT Rajehan Ariq	INDONESIA

Tin	PT Timah Nusantara	INDONESIA

Tin	PT Arsed Indonesia	INDONESIA

Tin	PT Sukses Inti Makmur (SIM)	INDONESIA

Tin	Brand RBT	INDONESIA

Tin	Mentok Smelter	INDONESIA

Tin	Kundur Smelter	INDONESIA

Tin	CV United Smelting	INDONESIA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Mitra Graha Raya	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	Dowa	JAPAN

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN

Tin	Materials Eco-Refining Co., Ltd.	JAPAN

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Rian Resources SDN. BHD.	MALAYSIA

Tin	MSC	MALAYSIA

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	DS Myanmar	MYANMAR

Tin	Minsur	PERU

Tin	Funsur Smelter	PERU

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION

Tin	Luna Smelter, Ltd.	RWANDA

Tin	CRM Synergies	SPAIN

Tin	Aurubis Berango	SPAIN

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Thaisarco	THAILAND

Tin	Thailand Smelting & Refining Co Ltd	THAILAND

Tin	Thai Solder Industry Corp., Ltd.	THAILAND

Tin	Woodcross Smelting Company Limited	UGANDA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA

Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA

Tin	Conecsus LLC	UNITED STATES OF AMERICA

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Plansee SE Liezen	AUSTRIA

Tungsten	Cronimet Brasil Ltda	BRAZIL

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA

Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA

Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA

Tungsten	Zhuzhou Cement Carbide	CHINA

Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tungsten	S.P.T. spol.s r.o.	CZECHIA

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tungsten	Plansee Composite Materials GmbH	GERMANY

Tungsten	PT Timah (Persero), Tbk	INDONESIA

Tungsten	PT Stanindo Inti Perkasa	INDONESIA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN

Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF

Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC

Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES

Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION

Tungsten	Artek LLC	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION

Tungsten	LLC Vostok	RUSSIAN FEDERATION

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION

Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Tungsten	Thaisarco	THAILAND

Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location of Smelter
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Materion	UNITED STATES OF AMERICA

Tungsten	Uzbek Refractory and Heat-Resistant Metals	UZBEKISTAN

Tungsten	Masan High-Tech Materials	VIET NAM

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM

Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM

Tungsten	Kenee Mining Corporation Vietnam	VIET NAM

Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM